SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 16, 2002

FLORIDA BANKS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-24683	58-2364573

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 Belfort Road

Suite 310

Jacksonville, Florida	32256

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 332-7772

N/A

(Former Name or Former Address; if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     This Current Report on Form 8-K is being filed to disclose the press release issued by the Registrant on April 19, 2002. The press release, which is filed as Exhibit 99.1 hereto, announced the conversion of the Series B Preferred Stock into shares of the Registrant’s common stock.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

	99.1	The press release of Registrant, dated April 19, 2002, announcing the conversion of the Series B Preferred Stock into shares of the Registrant’s common stock.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA BANKS, INC.

By: /s/ Charles E. Hughes, Jr.

Charles E. Hughes, Jr.

President and Chief Executive Officer

April 22, 2002

Exhibit Index

Exhibit No.	Description

99.1	The press release of Registrant, dated April 19, 2002, announcing the conversion of the Series B Preferred Stock into shares of the Registrant’s common stock.